Exhibit 99.1

NEWS RELEASE

Media Contacts:	Doug Kline	Geoffrey Bailey
	Sempra Energy	Oncor
	(877) 340-8875	(877) 426-1616
	www.sempra.com	www.oncor.com

Financial Contacts:	Patrick Billings	Kevin Fease
	Sempra Energy	Oncor
	(877) 736-7727	(214) 486-6035
	investor@sempra.com	www.oncor.com

ONCOR TO ACQUIRE INFRAREIT;

SEMPRA ENERGY TO ACQUIRE 50% STAKE IN SHARYLAND UTILITIES

•	Acquisition Expands Oncor’s Transmission Footprint

•	Transaction Expected to Be Accretive to Sempra Energy

SAN DIEGO, Oct. 18, 2018 – Sempra Energy (NYSE: SRE) and Oncor Electric Delivery Company LLC (Oncor) today announced that they have entered into agreements whereby Oncor will acquire 100 percent of the equity interests of InfraREIT, Inc. (NYSE: HIFR) (InfraREIT), including all the limited-partnership units in its subsidiary InfraREIT Partners, LP, for approximately $1.275 billion, or $21 per share (or partnership unit), excluding certain transaction costs, and, concurrently, Sempra Energy will acquire a 50-percent limited-partnership interest in a holding company that will own Sharyland Utilities, LP (Sharyland) for approximately $98 million.

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Sempra Energy owns an approximate 80-percent ownership stake in Oncor.

“This transaction advances our growth strategy and will expand our Texas regulated utility platform,” said Jeffrey W. Martin, CEO of Sempra Energy. “These assets are highly desirable and supported by strong economic growth, attractive demographic trends and increased demand for electric transmission in Texas. We expect these acquisitions to be accretive to earnings. We also look forward to working with Sharyland on further developing electric transmission and related infrastructure in Texas.”

“The purchase of InfraREIT gives us access to high-quality transmission assets that are adjacent to our service territory and are a great fit for our portfolio,” saidAllen Nye, CEO of Oncor. “As growth continues across Texas and new generation projects continue to come online, this acquisition positions us to make future investments in transmission infrastructure that will better serve the ERCOT market and our customers. We pride ourselves on building safe, reliable, state-of-the-art transmission infrastructure, while providing our customers the lowest rates of any investor-owned utility in Texas.”

“We believe that Oncor’s acquisition of InfraREIT will bring tremendous benefits to Texas and the ERCOT market,” said Texas Transmission Investment LLC (TTI), minority owner of Oncor, in a statement.

Oncor plans to fund its acquisition of InfraREIT with capital contributions proportionate to their ownership interests from Sempra Energy and TTI. Sempra Energy expects to utilize the proceeds from pending asset sales to fund its capital contribution of approximately $1.025 billion to Oncor, excluding certain transaction costs, and also to purchase the 50-percent interest in Sharyland for approximately $98 million.

In addition, the transaction by Oncor includes InfraREIT’s outstanding debt, which, as of June 30, 2018, was approximately $945 million.

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The transaction requires approvals by the Public Utility Commission of Texas (PUCT) and Federal Energy Regulatory Commission, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the satisfaction of other regulatory requirements, certain lender consents and other customary closing conditions. Additionally, the purchase of InfraREIT requires approval by its shareholders and is subject to a go-shop provision whereby InfraREIT can solicit superior bids. If all such closing conditions are satisfied, Sempra Energy and Oncor expect to close the transaction in mid-2019.

As part of the transaction, a subsidiary of InfraREIT will exchange certain assets with Sharyland, with the end result being that, after Oncor’s acquisition of InfraREIT, Oncor will own InfraREIT’s electric transmission and distribution business in Central, North and West Texas, and Sharyland will own assets in South Texas.

Financial advisors for the transaction are Lazard for Sempra Energy and Barclays for Oncor; legal advisors for the transaction are White & Case LLP for Sempra Energy and Vinson & Elkins LLP for Oncor.

EARNINGS GUIDANCE

Based on the expected accretion from today’s announced transaction, combined with the expected use of proceeds from ongoing asset sales and the reduced earnings due to such asset sales – including the company’s non-utility U.S. wind and solar assets and non-utility U.S. storage assets – Sempra Energy today affirmed its earnings-per-share guidance range of $5.70 to $6.30 for 2019 and $6.70 to $7.50 for 2020. Sempra Energy also updated its 2018 GAAP earnings-per-share guidance range to $2.83 to $3.44, primarily to reflect the estimated impact of the asset sales announced last month. The company’s adjusted earnings-per-share guidance range for 2018 remains at $5.30 to $5.80. The 2018 adjusted earnings-per-share guidance range is a non-GAAP financial measure (see Table A for a reconciliation of the GAAP and adjusted earnings-per-share guidance ranges).

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INTERNET BROADCAST

Sempra Energy and Oncor senior management plan to hold a conference call with the financial community today at 12 p.m. EDT to discuss the transaction. Investors, media, analysts and the public may listen to a live webcast of the conference call on Sempra Energy’s website, www.sempra.com, by clicking on the appropriate audio link. For those unable to obtain access to the live webcast, the teleconference will be available on replay a few hours after its conclusion on Sempra Energy’s website or by dialing (888) 203-1112 and entering passcode 3162523. Briefing materials will be posted on Sempra Energy’s website at approximately 7 a.m. EDT.

Headquartered in Dallas, Oncor Electric Delivery Company LLC is a regulated electricity distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, delivering power to more than 3.6 million homes and businesses and operating more than 134,000 miles of transmission and distribution lines in Texas. Oncor is managed by its board of directors, which is comprised of a majority of independent directors.

Sempra Energy, a San Diego-based energy services holding company with 2017 revenues of more than $11 billion, is the utility holding company with the largest U.S. customer base. The Sempra Energy companies’ approximately 20,000 employees serve more than 40 million consumers worldwide.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Such forward-looking statements include, but are not limited to, statements about the timing of the anticipated transactions contemplated by the merger agreement and the securities purchase agreement, and any of the applicable parties’ post-acquisition plans and intentions, and other statements that are not historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the satisfaction of conditions to closing the definitive agreements for the transactions; obtaining required governmental and regulatory approvals, which may delay the transactions or result in the imposition of conditions that could cause the parties to abandon the transactions or be onerous to Sempra Energy or Oncor; the expected timing to consummate the proposed transactions; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transactions may not be fully realized or may take longer to realize than expected; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; and the diversion of management time and attention to issues related to the transactions.

Additional factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory

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Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, Public Utility Commission of Texas, states, cities and counties, and other regulatory and governmental bodies in the U.S. and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in timely obtaining or maintaining permits and other authorizations, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners and counterparties; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements or modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability, any of which may raise our cost of capital and materially impair our ability to finance our operations; the greater degree and prevalence of wildfires in California in recent years and risk that we may be found liable for damages regardless of fault, such as in cases where the inverse condemnation doctrine applies, and risk that we may not be able to recover any such costs in rates from customers in California; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets, volatility in commodity prices and moves to reduce or eliminate reliance on natural gas; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of insurance, to the extent that such insurance is available or not prohibitively expensive; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; our ability to successfully execute our plan to divest certain non-utility assets within the anticipated timeframe, if at all, or that such plan may not yield the anticipated benefits; actions of activist shareholders, which could impact the market price of our common stock, preferred stock and other securities and disrupt our operations as a result of, among other things, requiring significant time and attention by management and our board of directors; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; the impact of recent federal tax reform and uncertainty as to how it may be applied, and our ability to mitigate adverse impacts; actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; changes in foreign and domestic trade policies and laws, including border tariffs, and revisions to or replacements of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; the ability to realize the anticipated benefits from our investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings); Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory capital requirements, certain reductions in its senior secured credit rating, or the determination by Oncor’s independent directors or a minority member director to retain such amounts to meet future requirements; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy and Oncor have filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and neither company undertakes any obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor Electric Delivery Company LLC (Oncor) and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor and IEnova are not regulated by the California Public Utilities Commission.

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Additional Information and Where to Find It

The proposed acquisition of InfraREIT by Oncor and the related agreement and plan of merger will be submitted to InfraREIT’s stockholders for their consideration and approval. In connection with the proposed acquisition, InfraREIT will file a proxy statement with the SEC. This press release does not constitute a solicitation of any vote or proxy from any stockholder of InfraREIT. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the proposed acquisition. The definitive proxy statement will be mailed to InfraREIT’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of InfraREIT’s website, http://infrareitinc.com, or by directing a written request to InfraREIT, Inc., Attention: Corporate Secretary, 1900 North Akard Street, Dallas, Texas 75201.

Certain Information Concerning Participants

Sempra Energy, Oncor and InfraREIT and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition. Information about Sempra Energy’s directors and executive officers is included in Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018, and Sempra Energy’s definitive proxy statement for its 2018 Annual Meeting of Shareholders filed with the SEC on March 23, 2018, and Sempra Energy’s Current Report on Form 8-K filed with the SEC on October 12, 2018. Information about Oncor’s directors and executive officers is included in Oncor’s Registration Statement on Form S-4 filed with the SEC on April 5, 2018, and Oncor’s Current Report on Form 8-K filed with the SEC on July 19, 2018. Information about InfraREIT’s directors and executive officers is included in InfraREIT’s definitive proxy statement for its 2018 Annual Meeting of Stockholders filed with the SEC on March 22, 2018.

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SEMPRA ENERGY

Table A

RECONCILIATION OF SEMPRA ENERGY 2018 ADJUSTED EARNINGS-PER-SHARE GUIDANCE RANGE TO SEMPRA ENERGY 2018 GAAP EARNINGS-PER-SHARE GUIDANCE RANGE (Unaudited)

Sempra Energy 2018 adjusted earnings-per-share guidance range of $5.30 to $5.80 excludes items as follows:

•	$(965) million in impairments, net of $554 million income tax benefits and $46 million attributable to noncontrolling interests, of certain assets and equity method investments

•	$(22) million impacts, net of $21 million income tax expense, associated with Aliso Canyon litigation

•	$(25) million income tax expense to adjust TCJA provisional amounts

•	$340 million - $370 million estimated gain on sale, net of $128 million - $139 million income tax expense, of U.S. solar assets that is expected to close near the end of 2018

Sempra Energy 2018 adjusted earnings-per-share guidance is a non-GAAP financial measure (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes this non-GAAP financial measure provides additional clarity into the ongoing results of the business and the comparability of such results to prior and future periods and also as a base for projected earnings-per-share compound annual growth rate. Sempra Energy 2018 adjusted earnings-per-share guidance should not be considered an alternative to earnings-per-share guidance determined in accordance with GAAP. The table below reconciles Sempra Energy 2018 adjusted earnings-per-share guidance range to Sempra Energy 2018 GAAP earnings-per-share guidance range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

	Full-Year 2018
Sempra Energy GAAP Earnings-Per-Share Guidance Range	$2.83	to	$3.44
Excluded items:
Impairments of certain assets and equity method investments	3.55		3.55
Impacts associated with Aliso Canyon litigation	0.08		0.08
Impact from the TCJA	0.09		0.09
Estimated gain on sale of U.S. solar assets	(1.25)		(1.36)

Sempra Energy Adjusted Earnings-Per-Share Guidance Range	$5.30	to	$5.80

Weighted-average number of common shares outstanding, diluted (millions)			272